Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:
Aircastle Advisor LLC    The IGB Group
Frank Constantinople, SVP Investor Relations    Leon Berman
Tel: +1-203-504-1063    Tel: +1-212-477-8438
fconstantinople@aircastle.com     lberman@igbir.com

Aircastle Appoints Jim Connelly as Chief Accounting Officer

Stamford, CT.  August 21, 2018 – Aircastle Limited (NYSE: AYR) (the “Company” or “Aircastle”) announced today the promotion and appointment of Jim Connelly as Chief Accounting Officer. Mr. Connelly has been Aircastle’s Controller since January 2013. He joined Aircastle in May 2007 as Assistant Controller, Operational Accounting. Prior to joining Aircastle, Mr. Connelly was with Lehman Brothers as Controller beginning in January 2001. He received a B.S. in Accounting from Syracuse University.

Aaron Dahlke, Aircastle's CFO, commented, "We are pleased to promote and appoint Jim as our Chief Accounting Officer to complement our deep and talented leadership team.  With more than 24 years of relevant experience in accounting and finance, Jim brings considerable skills and expertise to lead our accounting team and to support Aircastle’s continued growth as the leading investor in the secondary market for commercial aircraft."

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of June 30, 2018, Aircastle owned and managed on behalf of its joint ventures 240 aircraft leased to 84 customers located in 45 countries.

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